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                                                                    EXHIBIT 24.1


                            Cordovano and Harvey, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-8 of Real Estate Opportunities, Inc. of our report dated March 8, 2001, except as to Note 12, which is April 26, 2001, relating to the consolidated financial statements of Real Estate Opportunities, Inc. and to the reference made to our firm under the caption "Experts" which appear in such documents.


                                        ///Signed///

                                        Cordovano and Harvey, P.C.
                                        CERTIFIED PUBLIC ACCOUNTANTS
                                          AND CONSULTANTS

DENVER, COLORADO
May 2, 2001